             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A
                               AMENDMENT NO. 1

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                               August 11, 1997
              -----------------------------------------------
              Date of Report (date of earliest event reported

                           METEOR INDUSTRIES, INC.
              ------------------------------------------------
              Exact Name of Issuer as Specified in its Charter

        COLORADO               0-27968                   84-1236619
------------------------     ---------------        ---------------------
State or Other Juris-        Commission File        I.R.S. Employer Iden-
diction of Incorporation         Number             tification Number

                     216 SIXTEENTH STREET, SUITE 730
                         DENVER, COLORADO  80202
                 --------------------------------------
                 Address of Principal Executive Offices

                            (303) 572-1137
                    ------------------------------
                    Registrant's Telephone Number,
                          Including Area Code

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

            INDEX TO FINANCIAL INFORMATION (UNAUDITED)
                                                                  Page

Balance Sheets at February 28, 1997 and February 29, 1996          F-1-2
Statement of Income for the Year Ending February 28, 1997
 and the Six Months Ended February 29, 1996                        F-3
Statement of Stock Holders Equity for the Year Ending
 February 28, 1997 and the Six Months Ended February 29, 1996      F-4
Statement of Cash Flows for the Year Ending February 28, 1997
 and the Six Months Ended February 29, 1996                        F-5-6
Notes to Financial Statements                                      F-7-12

Balance Sheets at February 29, 1996 and August 31, 1995            F-13-14
Statement of Income for the Six Months Ending February 29, 1996
 and August 31, 1995                                               F-15
Statement of Stock Holders Equity for the Six Months Ending
 February 29, 1996 and August 31, 1995                             F-16
Statement of Cash Flows for the Six Months Ending February 29,
 1996 and August 31, 1995                                          F-17-18
Notes to Financial Statements                                      F-19-23

Balance Sheets at for the Years Ended August 31, 1995 and 1994     F-24-25
Statement of Income for the Years Ended August 31, 1995
 and 1994                                                          F-26
Statement of Stock Holders Equity for the Years Ended
 August 31, 1995 and 1994                                          F-27
Statement of Cash Flows for the Years Ended August 31,
 1995 and 1994                                                     F-28-29
Notes to Financial Statements                                      F-30-33

Audited historical financial statements will be submitted on or before October 25, 1997.

(b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The accompanying pro forma information combines the activities of Meteor Industries, Inc. and Fleischli Oil Company for the periods described. The pro forma combined statement of operations for the twelve months ended December 31, 1996 includes the statement of operations of Meteor Industries, Inc. for the year ended December 31, 1996, and the operations of Fleischli Oil Company for the year ended February 28, 1997. The pro forma combined statement of operations for the six months ended June 30, 1997, includes the operations of Meteor and Fleischli for the six months ended June 30, 1997. The operations of Fleischli for the two months ended February 28, 1997, are included in both periods. The revenues and net loss of Fleischli for the two month period are $12,516,797 and $(73,400), respectively.

The pro forma combined statements of operations are presented as if the acquisition had occurred on January 1, 1996. The pro forma combined balance sheet as of June 30, 1997, is presented as if the acquisition had occurred on June 30, 1997.

These pro forma financial statements are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the year.

The pro forma combined balance sheet and statements of operations should be read in conjunction with the unaudited historical financial statements and notes thereto of Fleischli Oil Company, included elsewhere in this document and of Meteor Industries, Inc. filed as part of its Form 10-K for the year ended December 31, 1996, and Form 10-Q for the six months ended June 30, 1997.

On August 11, 1997, Meteor Industries, Inc. closed on its acquisition of all of the outstanding common stock of Fleischli Oil Company. The purchase price for the common stock was $4,752,000 paid in the form of cash to the sellers.

Also on August 11, 1997, Norwest Business Credit, Inc. provided Fleischli Oil Company with a revolving line of credit of up to $5,000,000, subject to the borrowing base of Fleischli Oil Company, as defined, which on August 11, 1997, was approximately $4,000,000. $2,200,000 was borrowed at closing to refinance certain Fleischli Oil Company borrowings.

                                METEOR INDUSTRIES, INC.
                                  PRO FORMA COMBINED
                                    BALANCE SHEET
                                    JUNE 30, 1997

                           Meteor     Fleischli      Pro Forma
                         Industries    Oil Co.      Adjustments    Pro Forma
          ASSETS        -----------  -----------  --------------- -----------
CURRENT ASSETS
Cash and cash equivalents   $ 2,142,036  $   154,201  $(2,295,237)(a) $     1,000
Restricted cash                 650,003           --     (385,248)(a)     264,755
Accounts receivable-trade,
 net of allowance             5,363,699    5,476,164           --      10,839,863
Accounts receivable,
 related party                61,994           --           --          61,994
Notes receivable,
 related party                  971,368           --           --         971,368
Inventory                     1,187,041    2,137,279           --       3,324,320
Other current assets            164,630           --           --         164,630

 Total current assets        10,540,771    7,767,644   (2,680,485)     15,627,930

Property, plant and
  equipment                  14,269,557    8,043,256      912,000(b)   23,224,813
Accumulated depreciation     (6,026,178)  (4,254,156)          --     (10,280,334)

  Total property              8,243,379    3,789,100      912,000      12,944,479

OTHER ASSETS
Notes receivable,
 related party                1,071,515           --   (1,071,515)(a)          --
Investments in closely
 held business                1,267,047           --           --       1,267,047
Other assets                    594,300      167,030           --         761,330

  Total other assets          2,932,862      167,030   (1,071,515)      2,028,377

       TOTAL ASSETS         $21,717,012  $11,723,774  $(2,840,000)    $30,600,786

                                METEOR INDUSTRIES, INC.
                                  PRO FORMA COMBINED
                                    BALANCE SHEET
                                    JUNE 30, 1997

                         Meteor     Fleischli      Pro Forma
                       Industries    Oil Co.      Adjustments    Pro Forma
                      -----------  -----------  --------------- -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable, trade     $ 2,942,767  $ 5,184,204  $        --     $ 8,126,971
Bank overdraft                       --           --           --              --
Current portion,
 long-term debt               1,987,014           --           --       1,987,014
Accrued expenses                211,639       27,729           --         239,368
Taxes payable                 1,017,915      112,166           --       1,130,081
Revolving credit facility            --      700,000    1,000,000(a)    1,700,000

  Total current liabilities   6,159,335    6,024,099    1,000,000      13,183,434

Long-term debt                  309,771    1,871,437           --       2,181,208

Deferred tax liability        1,716,670      (11,762)          --       1,704,908

Minority interest in
 subsidiaries                 4,502,311           --           --       4,502,311

STOCKHOLDERS' EQUITY
Common stock                      4,130      517,755     (517,755)(c)       4,130
Paid-in capital               6,352,399     (712,633)     712,633 (c)   6,352,399
Retained earnings             2,672,396    4,034,878   (4,034,878)(c)   2,672,396

  Total stockholders' equity  9,028,925    3,840,000   (3,840,000)      9,028,925

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY  $21,717,012  $11,723,774  $(2,840,000)    $30,600,786

Pro Forma Adjustments

(a) Entry to reflect acquisition for $4,752,000. Purchase Price was paid with cash on hand, collection of note receivable and borrowings on revolving credit facility. Cash proceeds from a recent offering of public stock had temporarily been used to reduce the revolving credit facility.

(b)   Entry to reflect step up in basis of assets to reflect purchase price.

(c)   Entry to reflect elimination of Fleischli equity.

                                METEOR INDUSTRIES, INC.
                        PRO FORMA COMBINED INCOME STATEMENT
                       FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                Meteor     Fleischli      Pro Forma
                              Industries    Oil Co.      Adjustments    Pro Forma
REVENUES                     -----------  -----------  --------------  -----------
Sales                        $28,160,264  $40,291,837  $        --     $68,452,101
Cost of Sales                 23,606,022   35,591,099      (42,500)(1)  59,154,621

  Gross Profit                 4,554,242    4,700,738       42,500       9,297,480

EXPENSES
Selling, General and
 Administrative                4,001,287    4,274,055     (321,366)(2)   7,953,976
Amortization                      27,697           --           --          27,697
Depreciation                     411,334      286,170       30,500 (3)     728,004

  Total expenses               4,440,318    4,560,225     (290,866)      8,709,677

Income from operations           113,924      140,513      333,366         587,803

OTHER INCOME AND (EXPENSES)
Interest income                  230,732           --           --         230,732
Interest expense                (202,627)    (144,038)          --        (346,665)
Other                            497,290        3,525           --         500,815
Gain on sale of assets            45,350           --           --          45,350

  Total other income             570,745     (140,513)          --         430,232

Income before taxes              684,669           --      333,366       1,018,035

Provision for income taxes       267,021           --      130,033(4)      397,054

Income before minority interest  417,648           --      203,333         620,981

Minority Interest                200,860           --           --         200,860

  Net Income                  $  216,788   $       --   $  203,333      $  420,121

Net income per share          $     0.06   $       --                   $     0.12

Weighted average shares        3,511,895       27,860                    3,511,895

Pro forma adjustments:

(1) Reduction in cost of sales due to combined volume discount          $   42,500
(2) Bonus and salary to previous owners which will not be continued     $  321,366
(3) Additional depreciation to reflect step up in basis                 $   30,500
(4) Tax effect of the above entries                                     $  130,033

                               METEOR INDUSTRIES, INC.
                         PRO FORMA COMBINED INCOME STATEMENT
                    FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

                          Meteor     Fleischli     Pro Forma
                        Industries    Oil Co.     Adjustments     Pro Forma
REVENUES                ----------- ----------- --------------  ------------
Sales                   $59,984,499 $86,808,604 $        --     $146,793,103
Cost of Sales            49,644,010  77,567,549     (85,000)(1)  127,126,559

  Gross Profit           10,340,489   9,241,055      85,000       19,666,544

EXPENSES
Selling, General and
 Administrative           8,269,292   8,371,524    (545,000)(2)   16,095,816
Amortization                 85,956          --          --           85,956
Depreciation                763,651     557,485      61,000 (3)    1,382,136

  Total expenses          9,118,899   8,929,009    (484,000)      17,563,908

Income from operations    1,221,590     312,046     569,000        2,102,636

OTHER INCOME AND (EXPENSES)
Interest income             361,271      85,941          --          447,212
Interest expense           (474,136)   (223,209)         --         (697,345)
Other                        34,323          --          --           34,323

  Total other income        (78,542)   (137,268)         --        (215,810)

Income before taxes       1,143,048     174,778     569,000       1,886,826

Provision for income taxes  394,745      44,685     221,000(4)      660,430

Income before minority
 interest                   748,303     130,093     348,000       1,226,396

Minority interest           286,505          --          --         286,505

  Net Income             $  461,798 $   130,093 $   348,000     $   939,891

Net income per share     $     0.15 $      4.67          --     $      0.30

Weighted average shares   3,184,397      27,860          --       3,184,397

Pro forma adjustments:

(1) Reduction in cost of sales due to combined volume discount       $ 85,000
(2) Bonus and salary to previous owners which will not be continued  $545,000
(3) Additional depreciation to reflect step up in basis              $ 61,000
(4) Tax effect of the above entries                                  $221,000

 (c)  Exhibits.
      Exhibit 10*     Stock purchase agreement, dated
                      July 31, 1997, by and among Meteor
                      Industries, Inc., Pyramid Stores,
                      Inc., Fleischli Oil Company, Inc.,
                      Gus Fleischli, Jerry Loghry and
                      Robert Jensen
*Previously filed.

Fleischli Oil Company, Inc.
Balance Sheets
February 28, 1997 and February 29, 1996

                                   ASSETS

                                                 1997           1996
                                               (Unaudited)    (Unaudited)
                                               ----------     ----------
Current Assets
 Cash (Note 12)                                $  718,711     $   288,073
  Receivables:
  Trade, less allowance for doubtful
    accounts 1997 $267,654,1996 $337,901
    (Notes 3,5, and 9)                          4,301,193       4,855,865
  Inventories (Notes 2, 3, and 5)               2,387,659       2,365,293
  Prepaid Expenses                                     --          19,498
  Deferred Income Taxes (Note 11)                 260,866         209,859
  Income Taxes Receivable                              --         164,392

     Total Current Assets                       7,668,429       7,902,980

Investment and Long Term Receivable:
 Note receivable, less current portion             61,002              --
 Investment, Cash Surrender Value of
  Officers life insurance                         103,042          94,246

                                                  164,044          94,246

Property and Equipment (Notes 3, 4 and 5)
  Land                                            436,379         452,369
  Buildings and Improvements                    1,742,244       1,734,548
  Equipment                                     4,596,987       4,096,517
  Leasehold interest in equipment                 761,105       1,097,594

                                                7,536,715       7,381,028
Less: Accumulated depreciation, including
 amounts applicable to assets being acquired
 under capital leases 1997 $329,835; 1995
 $518,131                                      4,122,258       3,715,661

                                               3,414,457       3,665,367

                                             $11,246,930     $11,662,593
See notes to financial statements.

Fleischli Oil Company, Inc.
Balance Sheets (Continued)
February 29, 1997 and February 28, 1996

                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 1997           1996
                                              (Unaudited)    (Unaudited)
                                              ----------     ----------
CURRENT LIABILITIES
  Notes Payable, shareholders (note 3)        $  200,000     $  200,000
  Current maturities of long-term
    debt (note 5)                                221,923        175,752
  Current obligations under capital
    leases (note 4)                              199,634        199,634
  Accounts payable (Note 9)                    4,213,053      4,426,922
  Accrued Expenses                             1,035,231        282,744
  Income Taxes Payable                            26,895             --

     Total current liabilities                 5,896,736      5,285,052

Long-term debt
  Notes payable, less current
   maturities (Note 5)                         1,040,944        863,406
  Obligation under capital leases, less
    current maturities (Note 4)                  219,653        376,831
  Notes payable (Notes 3 and 5)                       --        900,000

                                               1,260,597      2,140,237

Deferred Income taxes (Note 11)                  249,104        191,086

Commitments (Notes 7 and 8)

Stockholders' Equity (Note 8)
 Common Stock, no par value, authorized
  200,000 shares, issued 27,860 shares;
  outstanding 1997 22,743; 1996 24,430           716,120        716,120
  Retained earnings                            4,034,887      3,904,794

                                               4,751,007      4,620,914
  Less cost of treasury stock 1997
   5,117 shares; 1996 3,430 shares               910,514        574,696

                                               3,840,493      4,046,218

                                             $11,246,930    $11,662,593
See notes to financial statements.

Fleischli Oil Company, Inc.
Statements of Income
For the year ended February 29, 1997 and the six months
ended February 29, 1996
                                          1997                1996
                                      (Unaudited)          (Unaudited)
Net Sales (Note 9)                    $86,485,484          $39,779,541
Cost of Goods Sold (Note 9)            77,567,549           35,732,950

     Gross Profit                       8,917,935            4,046,591

Other Operating Revenue                   323,120              324,487

OPERATING EXPENSES:
  Warehouse and delivery                4,492,385            2,445,546
  Selling                                 217,344               99,156
  General and Administrative            4,219,280            1,671,893

                                        8,929,009            4,216,595

Operating Income                          312,046              154,483

Financial income (Expenses):
  Interest income                          85,941               43,759
  Interest (Expense)                     (223,209)            (107,756)

                                         (137,268)             (63,997)

Income before income taxes                174,778               90,486

Federal and state income taxes (credits):
  Current                                  37,674               13,398
  Deferred                                  7,011               14,703

                                           44,685               28,101

Net income                              $ 130,093           $   62,385

Net income per share                    $    4.67           $     2.24

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Stockholders' Equity
For the Year Ended February 28, 1997 and the six months Ended
  February 29,1996
(Unaudited)


                                      Common    Retained    Treasury
                                      Stock     Earnings      Stock
Balance, August 31, 1995            $ 609,320  $3,842,409   $  544,056

Net income                                 --      62,385           --

Purchase of 810 shares of common
stock for treasury                         --          --      194,490

Sale of 1,130 shares of treasury
 stock                                106,800          --     (163,850)

Balance, February 29, 1996            716,120   3,904,794      574,696

Net income                                 --     130,093           --
Purchase of 1,958 shares of common
stock for treasury                         --         --       335,818

Balance, February 29, 1997           $716,120 $4,034,887    $  910,514

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Cash Flows
For the Year Ended February 28, 1997 and the six months ended
 February, 1996
                                                   1997        1996
                                                (Unaudited) (Unaudited)
Cash Flows from Operating Activities
Net income                                       $  130,093 $   62,385
Adjustments to reconcile net income to
 net cash provided by (used in) operating
 activities:
Depreciation                                        542,030    305,537
Amortization                                         15,455      7,728
Provision for doubtful accounts                      36,000     18,000
(Gain) on sale of property and equipment
and other asset                                     (13,403)   (25,357)
Deferred income taxes                                 7,011     14,703
Change in assets and liabilities:
(Increase) decrease in:
Trade receivables                                   520,953   (108,993)
Inventories                                         (22,366)  (110,603)
Prepaid expenses                                     19,498      8,622
Income taxes receivable                             164,392   (164,392)
Increase (decrease) in:
Accounts payable and accrued expenses               538,618   (454,081)
Income taxes payable                                 26,895   (468,147)

Net cash provided by (used in)operating
 activities                                       1,965,176   (914,598)

Cash Flows from Investing Activities
Disbursement on note receivable                     (65,000)        --
Payments received on note receivable                  1,717         --
Proceeds from sale of property and equipment
 and other assets                                    93,288     26,250
Purchase of property and equipment                 (386,460)  (294,911)
Increase in cash surrender value of
 officers' life insurance                            (8,796)    (9,680)

Net cash (used in) investing activities            (365,251)  (278,341)

Cash Flows from Financing Activities
Principal payments on borrowings, including
capital lease obligations                        (5,933,469) (2,251,779)
Proceeds from borrowings                          5,100,000   3,000,000
Purchase of common stock for the treasury          (335,818)   (194,490)
Proceeds from sale of treasury stock                     --     270,650

Net cash provided by (used in) financing
 activities                                      (1,169,287)    824,381

Net increase (decrease) in cash                 $   430,638  $ (368,558)

Cash:
Beginning                                           288,073     656,631

Ending                                          $   718,711  $  288,073

Fleischli Oil Company, Inc.
Statements of Cash Flows
For the year ended February 29, 1997 and the six months
 ended February 29, 1996
(Continued)
                                               1997            1996
                                            (Unaudited)    (Unaudited)
Supplemental Disclosures of Cash Flow
 Information:
Cash payments (receipts) for:
  Interest                                  $  216,248     $  103,143
  Income taxes                                (153,613)       645,937

Supplemental Schedule of Noncash Investing
 and Financing Activities
 Capital lease obligation incurred
  for use of equipment                              --        100,928

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Notes to Financial Statements

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company's operations are principally in the distribution of petroleum products to entities operating in the construction and extractive industries in Wyoming, Colorado, Utah and Nevada.

A summary of the Company's significant accounting policies follows:

Fiscal year: Beginning February 29, 1996, the Company adopted a fiscal year ending on the last day of February. Previously, the Company's fiscal year ended on the last day of August.

Inventories: The inventories are stated at the lower of cost (last-in, first-out method) or market. The use of the last-in, first-out method of determining the cost of inventories, which was adopted for the year ended August 31, 1979, had the effect of decreasing the inventories by $251,666 and $237,085 at February 28, 1997 and February 29, 1996, respectively, and decreasing net income by $14,613 for the year ended February 28, 1997 and $31,540 for the six months ended February 29, 1996, as compared to what they would have been under the first-in, first-out method.

Property and equipment: Property and equipment is stated at cost and depreciated over estimated service lives primarily by the straight-line method.

Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

The depreciation expense on assets being acquired under capital leases is included with the depreciation expense on owned assets.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. INVENTORIES

The reduction of inventory quantities during the year ended February 28, 1997 resulted in liquidations of LIFO inventory quantities carried at costs prevailing in prior years which were lower than current costs. The effect of this reduction was to increase net income by approximately $8,745 for the year ended February 28, 1997.

NOTE 3. NOTES PAYABLE

The Company has a $2,500,000 line of credit with a bank secured by inventory, accounts receivable, equipment, general intangibles and the personal guarantees of the Company's major shareholders, bearing interest at New York Citibank prime (8.25% at February 28, 1997) plus .5%, maturing July 31, 1997. The available credit at February 28, 1997 was $2,500,000. The line-of-credit advances are subject to borrowing base limitations as follows: accounts receivable - 75% with receivables greater than 60 days excluded, and inventory
- 50%.  See Note 5 for discussion of loan covenants.

The Company also has unsecured notes payable to the spouse of a major stockholder in the amount of $200,000. The notes bear interest at New York Citibank prime (8.25% at February 28, 1997) plus .5% and is due on demand. Interest expense was $17,441 and $9,048 for the year ended February 28, 1997 and the six months ended February 29, 1996, respectively.

NOTE 4. CAPITAL LEASES

The Company leases nine units of mobile equipment and computer equipment under noncancelable capital lease agreements. The leases expire through November, 1999. The equipment and the related liability under the capital leases were recorded at the present value or the future payments due under the leases, as determined using various interest rates ranging from 3.75% to 10.96% Seven units of the mobile equipment are leased from related parties.

The following is a schedule by years of the future minimum lease payments due under the capital leases, together with the net present value of the minimum lease payments as of February 28, 1997:

     1998                                            $199,634
     1999                                             191,270
     2000                                              78,927

     Total minimum lease payments                     469,831

    Less amount representing interest                  50,544

    Net present value of minimum lease payments      $419,287

Interest expense applicable to the related-party leases was $33,003 and $20,287 for the year ended February 28, 1997 and the six months ended February 29, 1996.

NOTE 5. LONG-TERM DEBT

Long-term debt at February 28, 1997 consists of the following:

Note payable to bank, due in monthly installments
of $15,695 plus interest at the New York Citibank
prime, currently 8.25%, plus .75%, through January,
2000, collateralized by inventory, accounts receivable,
equipment, and rolling stock and the personal guarantees
of the Company's major shareholders                              $  479,457

Note payable to bank, due in monthly installments
of $6,259, including interest at the Wall Street
Journal prime, currently 8.25%, plus .5%, through
November, 2002, collateralized by real estate and
the personal guarantees of the Company's
major shareholders                                               $  386,241

Uncollateralized note payable to a major supplier,
due in monthly installments of $4,853 plus interest
at prime, currently 6.5%, plus 1.5%, through December,
2006                                                                397,169

                                                                  1,262,867

Less current maturities                                             221,923

Long-term portion                                                $1,040,944

In connection with the bank notes payable (see Note 3) and long-term debt, the Company has agreed, among other things, to: (1) maintain a ratio of total liabilities to tangible net worth of less than 2.5 to 1; (2) maintain a ratio of current assets to current liabilities of 1.2 to 1; and (3) maintain a minimum global debt service coverage (as defined in the loan agreement) of 1.5 to 1.

Aggregate maturities required on long-term notes payable (see Note 3) and debt at February 28, 1997 are as follows:

   1998                                         $  221,923
   1999                                            242,327
   2000                                            246,168
   2001                                             90,910
   2002                                             98,573
   Later years                                     362,966

                                                $1,262,867

NOTE 6. DISCRETIONARY BONUSES

The Company pays discretionary bonuses to their officers and key employees. The amounts of these bonuses charged to general and administrative expenses were $647,884 and none for the periods ended February 28, 1997 and February 29, 1996, respectively.

NOTE 7. LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Company leases a commercial office building from a related party under an operating lease agreement expiring July 1, 2005, with the option to renew for an additional five years. The agreement requires the Company to pay all property taxes, repairs and maintenance and insurance on the property. The Company has the option at any time during the lease term, including any subsequent extension of the lease, to purchase the property at the appraised value at the date the option is exercised, less 25% of the lease payments made from the inception of the lease.

The total minimum rental commitment at February 28, 1997 under the lease is due as follows:

During the next five years                      $   171,500
During the remaining term of the lease              131,200

                                                $   302,700

Additionally, the Company has leased various trucks and autos under operating leases which expire through September, 1999 and require various minimum monthly rentals. The total minimum rental commitment at February 28, 1997 under the agreements of $148,301 is due as follows:

    1998                                      $   57,407
    1999                                          57,407
    2000                                          33,487

                                             $   148,301

The Company also leases various equipment under separate, short-term lease agreements.

The total rental expense included in the income statements for the year ended February 28, 1997 and the six months ended February 29, 1996 is $273,220 and $144,118, respectively, with $32,400 and $28,458 being with related parties.

NOTE 8. STOCK REPURCHASE AGREEMENT

The Company and its stockholders have entered into stock repurchase agreements under which, upon the death of the stockholder or their desire to dispose of their stock, the Company must purchase the shares of its common stock owned by the stockholder. There are 11,676 outstanding shares subject to the agreement at February 28, 1997.

The Company has entered into repurchase agreements with employee stockholders which require the Company to repurchase stock upon termination of employment.

The per share repurchase price as determined by the formula contained in the agreements, utilizing the February 28, 1997 financial statements, is $196.

There are 11,066 outstanding shares subject to these agreements at February 28, 1997.

NOTE 9. MAJOR CUSTOMERS AND SUPPLIERS

Net sales for the year ended February 28, 1997 and the six months ended February 29, 1996 included sales to the following major customers:

Sales for the period ending:      February 28,         February 29
                                     1997                 1996
Customer A                        $17,709,679          $10,796,617
Customer B*                         8,615,978            7,518,913

                                  $26,325,657          $18,315,530

                                   Trade receivable balance:
                                  February 28,         February 29
                                      1997                 1996
Customer A                        $   662,171          $   722,838
Customer B*                            85,819              646,938

                                  $   747,990          $ 1,369,776

* This customer did not renew its contract with the Company during the year ended February 28, 1997.

Cost of goods sold for the year ended February 28, 1997 and the six months ended February 29, 1996, included purchases from two major suppliers of $62,095,299 and $28,613,095, respectively. Accounts payable for these suppliers at February 28, 1997 and February 29, 1996 were $1,904,734 and $807,763, respectively.

The Company has entered into a long-term fuel purchase and supply contract expiring December 31, 2004. The contract requires the Company to purchase an estimated 21,575,000 gallons of fuel per year from one of its major suppliers to be delivered to the Company's major customer (that the Company has been doing business with for the past nine years). The estimated contract value, based on the estimated quantities and unit rates as detailed in the contract, is $180,000,000.

NOTE 10. ENVIRONMENTAL CLEAN-UP OBLIGATIONS

The Company is in the remediation process of subsurface contamination at one owned site. The Company has accrued and charged to expense the estimated remaining remediation costs.

Due to the nature of the Company's business, it is always susceptible to environmental clean-up obligations. However, management is not presently aware of any unasserted environmental clean-up obligations that it considers likely of assertion and that, if asserted, would have a reasonable likelihood of having a material adverse impact on the Company.

NOTE 11. INCOME TAX MATTERS

Net deferred tax assets consist of the following components as of February 28, 1997 and February 29, 1996:

                                                   1997           1996
Current deferred tax assets:
Inventory lower of cost or market adjustments     $  46,037    $   41,754
Inventory uniform capitalization                     14,933        14,935
Allowance for bad debt                               95,729       120,853
Accrued vacation                                     25,930        24,611
Other assets                                         52,440         7,706
Alternative minimum tax credit                       25,797            --

                                                    260,866       209,859
Noncurrent deferred tax liabilities:
Property and equipment depreciation                (249,104)     (191,086)

                                                  $  11,762     $  18,773

NOTE 12. OFF-BALANCE-SHEET RISK

The Company has an off-balance-sheet risk arising from the cash balance in two bank accounts. The total cash balance exceeds the federally insured limit of $100,000 by approximately $425,268 at February 28, 1997.

Fleischli Oil Company, Inc.
Balance Sheets
February 29, 1996 and August 31, 1995

                                   ASSETS
                                             1996              1995
                                          (Unaudited)       (Unaudited)
Current Assets
 Cash (Note 12)                           $  288,073         $  656,631
  Receivables:
  Trade, less allowance for doubtful
    accounts 1996 $337,901; $319,568
    (Notes 3,5, and 9)                     4,855,865          4,764,872
  Inventories (Notes 2, 3, and 5)          2,365,293          2,254,690
  Prepaid Expenses                            19,498             28,120
  Deferred Income Taxes (Note 11)            209,859            207,782
  Income Taxes Receivable                    164,392                 --

     Total Current Assets                  7,902,980          7,912,095

Investment, Cash Surrender Value of
 Officers life insurance                      94,246             84,566

Property and Equipment (Notes 3, 4 and 5)
  Land                                       452,369            452,369
  Buildings and Improvements               1,734,548          1,705,601
  Equipment                                4,096,517          3,901,777
  Leasehold interest in equipment          1,097,594            996,666

Less: Accumulated depreciation, including
 amounts applicable to assets being acquired
 under capital leases 1996 $518,131; 1995
 $412,691                                  3,715,661         3,472,727

                                           3,665,367         3,583,686

                                         $11,662,593       $11,580,347
See notes to financial statements.

Fleischli Oil Company, Inc.
Balance Sheets (Continued)
February 29, 1996 and August 31, 1995

                LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1996           1995
                                            (Unaudited)    (Unaudited)
CURRENT LIABILITIES
  Notes Payable, shareholders (note 3) $ 200,000 $ 200,000 Current maturities of long-term
    debt (note 5)                              175,752         168,092
  Current obligations under capital
    leases (note 4)                            199,634         175,079
  Accounts payable (Note 9)                  4,426,922       4,230,043
  Accrued Expenses                             282,744         933,704
  Income Taxes Payable                              --         468,147

     Total current liabilities               5,285,052       6,175,065

Long-term debt
  Notes payable, less current maturities
    (Note 5)                                   863,406         951,995
  Obligation under capital leases, less
    current maturities (Note 4)                376,831         371,308
  Notes payable (Notes 3 and 5)                900,000              --

                                             2,140,237       1,323,303

Deferred Income taxes (Note 11)                191,086         174,306

Commitments (Notes 7 and 8)

Stockholders; Equity (Note 8)
  Common Stock, no par value, authorized
    200,000 shares, issued 27,860 shares       716,120         609,320
  Retained earnings                          3,904,794       3,842,409

                                             4,620,914       4,451,729
  Less cost of treasury stock 1996
    3,430 shares; 1995 3,750 shares            574,696         544,056

                                             4,046,218       3,907,673

                                           $11,662,593     $11,580,347
See notes to financial statements.

Fleischli Oil Company, Inc.
Statement of Income
Six months ended February 29, 1996 and the year ended August 31, 1995

                                          1996                 1995
                                       (Unaudited)         (Unaudited)
Net Sales (Note 9)                    $39,779,541          $74,125,575
Cost of Goods Sold (Note 9)            35,732,950           65,199,402

     Gross Profit                       4,046,591            8,926,173

Other Operating Revenue                   324,487              744,320

OPERATING EXPENSES:
  Warehouse and delivery                2,445,546            4,223,152
  Selling                                  99,156              139,691
  General and Administrative            1,671,893            3,602,664

                                        4,216,595            7,965,507

Operating Income                          154,483            1,704,986

Financial income (Expenses):
  Interest income                          43,759               84,260
  Interest (Expense)                     (107,756)            (181,862)

                                          (63,997)             (97,602)

Income before income taxes                 90,486            1,607,384

Federal and state income taxes (credits):
  Current                                  13,398              539,119
  Deferred                                 14,703               20,249

                                           28,101              559,368

Net income                              $  62,385           $1,048,016

Net income per share                    $    2.24           $    37.62

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Stockholders' Equity
Six months ended February 29, 1996 and the year ended August 31, 1995
(Unaudited)
                                      Common    Retained    Treasury
                                      Stock     Earnings     Stock
Balance, August 31, 1994            $ 593,372  $2,794,393  $  484,178

Net income                                      1,048,016

Purchase of 1,756 shares of common
stock for treasury                                273,608

Sale of 1,474 shares of treasury
 stock                                 15,948                (213,730)

Balance, August 31, 1995              609,320   3,842,409     544,056

Net income                                         62,385

Purchase of 810 shares of common
stock for treasury                                194,490

Sale of 1,130 shares of treasury
 stock                                106,800                (163,850)

Balance, February 29, 1996           $716,120  $3,904,794    $574,696

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Cash Flows
Six Months Ended February 29, 1996 and the Year Ended August 31, 1995

                                                    1996       1995
                                                 (Unaudited) (Unaudited)
Cash Flows from Operating Activities
Net income                                       $   62,385  $1,048,016
Adjustments to reconcile net income to
 net cash provided by (used in)operating
 activities:
Depreciation                                        305,537     460,006
Amortization                                          7,728      15,455
Provision for doubtful accounts                      18,000      36,000
(Gain) on sale of property and equipment
and other asset                                     (25,357)     (8,070)
Deferred income taxes                                14,703     (20,249)
Change in assets and liabilities:
(Increase) decrease in:
Trade receivables                                  (108,993)    276,873
Inventories                                        (110,603)    529,706
Prepaid expenses                                      8,622      (9,641)
Income taxes receivable                            (164,392)     83,123
Increase (decrease) in:
Accounts payable and accrued expenses              (454,081)    192,984
Income taxes payable                               (468,147)    468,147

Net cash provided by (used in) operating
 activities                                        (914,598)  2,053,436

Cash Flows from Investing Activities
Proceeds from sale of property and equipment
 and other assets                                    26,250      21,407
Purchase of property and equipment                 (294,911)   (683,301)
Increase in cash surrender value of
 officers' life insurance                            (9,680)     (9,253)

Net cash (used in) investing activities            (278,341)   (671,147)

Cash Flows from Financing Activities
Principal payments on borrowings, including
capital lease obligations                        (2,251,779)  (4,616,019)
Proceeds from borrowings                          3,000,000    3,550,956
Purchase of common stock for the treasury          (194,490)    (273,608)
Proceeds from sale of treasury stock                270,650      229,678

Net cash provided by (used in) financing
 activities                                         824,381   (1,108,993)

Net increase (decrease) in cash                 $  (368,558)  $  273,296

Cash:
Beginning                                           656,631      383,335

Ending                                          $   288,073   $  656,631

Fleischli Oil Company, Inc.
Statements of Cash Flows
Six Months Ended February 29, 1996 and the Year Ended August 31, 1995
(Continued)
                                                 1996          1995
                                              (Unaudited)    (Unaudited)
Supplemental Disclosures of Cash Flow
 Information
Cash payments for:
  Interest                                    $   103,143     $ 181,937
  Income taxes                                    645,937        53,370

Supplemental Schedule of Noncash Investing
 and Financing Activities
 Capital lease obligation incurred
  for use of equipment                            100,928       349,565

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Notes to Financial Statements

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company's operations are principally in the distribution of petroleum products to entities operating in the construction and extractive industries in Wyoming, Colorado, Utah and Nevada.

A summary of the Company's significant accounting  policies follows:

Fiscal year:   Beginning February 29, 1996, the Company adopted a fiscal year ending on the last day of February. Previously, the Company's fiscal year ended on the last day of August.

Inventories: The inventories are stated at the lower of cost (last-in, first-out method) or market. The use of the last-in, first-out method of determining the cost of inventories, which was adopted for the year ended August 31, 1979, had the effect of decreasing the inventories by $237,085 and $205,513 at February 29, 1996 and August 31, 1995, respectively, and decreasing and increasing net income by $31,540 and $455,720 for the six months ended February 29, 1996 and year ended August 31, 1995, respectively, as compared to what they would have been under the first-in, first-out method.

Property and equipment: Property and equipment is stated at cost and depreciated over estimated service lives primarily by the straight-line method.

Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

The depreciation expense on assets being acquired under capital leases is included with the depreciation expense on owned assets.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

The reduction of inventory quantities in 1995 resulted in liquidations of LIFO inventory quantities carried at costs prevailing in prior years which were lower than current costs. The effect of this reduction was to increase net income by approximately $18,500 for the year ended August 31, 1995.

NOTES PAYABLE

The Company has a $1,750,000 line of credit with a bank secured by inventory, accounts receivable, equipment, general intangibles and the personal guarantees of the Company's major shareholders, bearing interest at New York Citibank prime (8.25% at February 29, 1996) plus .5%, maturing July 31, 1997. The available credit at August 31, 1995 was $850,000. The line-of-credit advances are subject to borrowing base limitations as follows: accounts receivable - 75% with receivables greater than 60 days excluded, and inventory
- 50%.  See Note 5 for discussion of loan covenants.

At February 29, 1996, the Company has unsecured notes payable to a major stockholder in the amount of $200,000. The notes bear interest at New York Citibank prime (8.25% at February 29, 1996) plus .5% and are due on demand. Interest expense was $9,048 and $18,334 for the six months ended February 29, 1996 and the year ended August 31, 1995, respectively.

CAPITAL LEASES

The Company leases seven units of mobile equipment from related parties that are being acquired under capital leases. The leases expire through June, 1999. The mobile equipment and the related liability under the capital leases were recorded at the present value of the future payments due under the leases, as determined using various interest rates ranging from 8.76% to 10.96%.

The following is a schedule by years of the future minimum lease payments due under the capital leases, together with the net present value of the minimum lease payments as of February 29, 1996:

            1997                                 $199,634
            1998                                  199,634
            1999                                  191,270
            2000                                   76,220

      Total minimum lease payments                666,758

      Less amount representing interest            90,293

Net present value of minimum lease payments      $576,465

Interest expense applicable to the related-party leases was $20,287 and $22,049 for the six months ended February 29, 1996 and the year ended August 31, 1995, respectively.

LONG TERM DEBT

Long term debt at February 29, 1996 consists of the following:

Note payable to bank, due in monthly installments
of $15,695 plus interest at the New York Citibank prime,
currently 8.5%, plus .75%, through January, 2000, collat-
eralized by inventory, accounts receivable, equipment,
and rolling stock and the personal guarantees of the
Company's major shareholders                                   $615,742

Note payable to bank, due in monthly installments of
$6,259, including interest at the Wall Street Journal
prime, currently 8.75%, plus .5%, through November,
2002, collateralized by real estate and the personal
guarantees of the Company's major shareholders                  423,416

                                                              1,039,158

Less current maturities                                         175,752

Long term portion                                               863,406

In connection with the bank notes payable (see Note 3) and long term debt, the Company has agreed, among other things, to: (1)maintain a ratio of total liabilities to tangible net worth of less than 2.5 to 1; (2)maintain a ratio of current assets to current liabilities of 1.2 to 1; and (3)maintain a minimum global debt service coverage (as defined in the loan agreement) of 1.5 to 1.

Aggregate maturities required on long-term notes payable (see Note 3) and debt at February 29, 1996 are as follows:

         1997                                             $  175,752
         1998                                              1,092,833
         1999                                                210,891
         2000                                                215,243
         2001                                                 55,707
         Later years                                         188,732

                                                          $1,939,158
PROFIT SHARING PLAN

The Company has a 401(k) Profit Sharing Plan with eligibility requirements of 21 years of age and one year of service. The Plan provides for employee contributions not to exceed legal limitations, a discretionary employer matching contribution, and a discretionary profit-sharing contribution. The Company did not make any contributions to the Plan for the six months ended February 29, 1996 or the year ended August 31, 1995.

LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Company has leased a commercial office building from a related party under an operating lease agreement expiring July 1, 2005, with the option to renew for an additional five years. The agreement requires the Company to pay all property taxes, repairs and maintenance and insurance on the property. The Company has the option at any time during the lease term, including any subsequent extension of the lease, to purchase the property at the appraised value at the date the option is exercised, less 25% of the lease payments made from the inception of the lease.

The total minimum rental commitment at February 29, 1996 under the lease is due as follows:

During the next five years                             $165,500
During the remaining term of the lease                  169,600

                                                       $335,100

Additionally, the Company has leased various trucks and autos under operating leases which expire through September, 1999 and require various minimum monthly rentals. The total minimum rental commitment at February 29, 1996 under the agreements of $250,756 is due as follows:

Year ending August 31:

     1997                            $102,455
     1998                              57,407
     1999                              57,407
     2000                              33,487

                                     $250,756

The Company also leases various equipment under separate, short-term lease agreements.

The total rental expense included in the income statements for the six months ended February 29, 1996 and the year ended August 31, 1995 is $144,118 and $241,781, respectively, with $28,458 and $42,173 being with related parties.

STOCK REPURCHASE AGREEMENT

The Company and its stockholders have entered into stock repurchase agreements under which, upon the death of the stockholder or their desire to dispose of their stock, the Company must purchase the shares of its common stock owned by the stockholder. There are 11,684 outstanding shares subject to the agreement at February 29, 1996.

The Company has entered into repurchase agreements with employee stockholders which require the Company to repurchase stock upon termination of employment. The per share repurchase price as determined by the formula contained in the agreement, utilizing the February 29, 1996 financial statements, is $191. There are 12,746 outstanding shares subject to these agreements.

MAJOR CUSTOMERS AND SUPPLIERS

Net sales for the six months ended February 29, 1996 and the year ended August 31, 1995 included sales to two major customers totaling $18,315,530 and $28,613,696, respectively. Trade accounts receivable from these customers at February 29, 1996 and August 31, 1995 were $1,369,776 and $792,587, respectively.

Cost of goods sold for the six months ended February 29, 1996 and the year ended August 31, 1995 included purchases from two major suppliers of $28,613,095 and $49,025,482, respectively. Accounts payable for these suppliers at February 29, 1996 and August 31, 1995 were $807,763 and $1,760,982, respectively.

The Company has entered into a long term fuel purchase and supply contract expiring December 31, 2004. The contract requires the Company to purchase an estimated 21,575,000 gallons of fuel per year from one of its major suppliers to be delivered to one of the Company's major customers (that the Company has been doing business with for the past nine years). The estimated contract value, based on the estimated quantities and unit rates as detailed in the contract, is $180,000,000.

ENVIRONMENTAL CLEAN UP OBLIGATIONS

The Company is in the remediation process of subsurface contamination at one owned site. The Company has accrued and charged to expense, net of amounts recoverable from the prior owner of the site, the estimated remaining remediation costs.

Due to the nature of the Company's business, it is always susceptible to environmental clean-up obligations. However, management is not presently aware of any unasserted environmental clean-up obligations that it considers likely of assertion and that, if asserted, would have a reasonable likelihood of having a material adverse impact on the Company.

INCOME TAX MATTERS

Net deferred tax assets consist of the following components as of February 29, 1996 and August 31, 1995:
                                           1996               1995
Current deferred tax assets:
 Inventory lower of cost or market
   adjustments                           $  41,754           $  10,242
 Inventory uniform capitalization           14,935              13,894
 Allowance for bad debt                    120,853             114,297
 Accrued vacation                           24,611              24,284
 Other assets                                7,706              45,065

                                           209,859             207,782

Noncurrent deferred tax liabilities:
 Property and equipment depreciation      (191,086)           (174,306)

                                         $  18,773           $  33,476

OFF-BALANCE-SHEET RISK

The Company has an off-balance-sheet risk arising from the cash balance in a bank account. The cash balance exceeds the federally insured limit of $100,000 per account by approximately $458,000 at February 29, 1996.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash:  The carrying amount of cash deposits is the fair value.

Notes payable and long term debt: The carrying value of notes payable and long term debt is estimated to equal the fair value based on terms currently available in the market.

Fleischli Oil Company, Inc.
Balance Sheets
August 31, 1995 and 1994
                                  ASSETS
                                             1995               1994
                                          (Unaudited)       (Unaudited)
Current Assets
 Cash (Note 12)                           $  656,631         $  383,335
  Receivables:
  Trade, less allowance for doubtful
    accounts 1995 $319,568, 1994
    $298,307 (Notes 3,5, and 9)            4,764,872          5,077,745
  Inventories (Notes 2, 3, and 5)          2,254,690          1,724,984
  Prepaid Expenses                            28,120             18,479
  Deferred Income Taxes (Note 11)            207,782            152,586
  Income Taxes Receivable                         --             83,123

     Total Current Assets                  7,912,095          7,440,252

Investment, Cash Surrender Value of
 Officers life insurance                      84,566             75,313

Property and Equipment (Notes 3, 4 and 5)
  Land                                       452,369            452,369
  Buildings and Improvements                 970,296            922,310
  Equipment                                3,901,777          3,262,617
  Leasehold interest in:
  Land and Buildings                         735,305            735,305
  Equipment                                  996,666            698,102

                                           7,056,413          6,070,703

Less: Accumulated depreciation, including
 amounts applicable to assets being acquired
 under capital leases 1995 $804,352; 1994
 $417,630                                  3,472,727          3,031,085

                                           3,583,686          3,039,618

                                         $11,580,347        $10,555,183
See notes to financial statements.

Fleischli Oil Company, Inc.
Balance Sheets (Continued)
August 31, 1995 and August 31, 1994

                LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1995            1994
                                           (Unaudited)     (Unaudited)
CURRENT LIABILITIES
  Notes Payable, Bank (Note 3)             $        --      $1,099,678
  Notes Payable, shareholders (Note 3)         200,000      $  200,000
  Current maturities of long-term
    debt (note 5)                              168,092         145,468
  Current obligations under capital
    leases (note 4)                            175,079         134,566
  Accounts payable (Note 9)                  4,230,043       4,084,492
  Accrued Expenses                             933,704         886,271
  Income Taxes Payable                         468,147              --

     Total current liabilities               6,175,065       6,550,475

Long-term debt less current maturities
  Notes payable, (Note 5)                      951,995         773,138
  Obligation under capital leases (Note 4)     371,308         229,122

                                             1,323,303       1,002,260

Deferred Income taxes (Note 11)                174,306          98,861

Commitments (Notes 7 and 8)
Stockholders' Equity (Note 8)
  Common Stock, no par value, authorized
    200,000 shares, issued 27,860 shares       609,320         593,372
  Retained earnings                          3,842,409       2,794,393

                                             4,451,729       3,387,765
  Less cost of treasury stock 1995
    3,750 shares; 1994 3,468 shares            544,056         484,178

                                             3,907,673       2,903,587

                                           $11,580,347     $10,555,183
See notes to financial statements.

Fleischli Oil Company, Inc.
Statement of Income
Years ended August 31, 1995 and 1994

                                          1995                 1994
                                      (Unaudited)          (Unaudited)
Net Sales (Note 9)                    $74,125,575          $64,061,796
Cost of Goods Sold (Note 9)            65,199,402           57,769,717

     Gross Profit                       8,926,173            6,292,079

Other Operating Revenue                   744,320            1,143,008

OPERATING EXPENSES:
  Warehouse and delivery                4,223,152            3,843,417
  Selling                                 139,691              145,136
  General and Administrative            3,602,664            3,196,025

                                        7,965,507            7,184,578

Operating Income                        1,704,986              250,509

Financial income (Expenses):
  Interest income                          84,260               82,972
  Interest (Expense)                     (181,862)            (156,588)

                                          (97,602)             (73,616)

Income before income taxes              1,607,384              176,893

Federal and state income taxes (credits):
  Current                                 539,119               71,528
  Deferred                                 20,249              (21,961)

                                          559,368               49,567

Net income                             $1,048,016           $  127,326

Net income per share                   $    37.62           $     4.57

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Stockholders' Equity
Years Ended August 31, 1995 and 1994
(Unaudited)
                                      Common    Retained     Treasury
                                      Stock     Earnings      Stock
Balance, August 31, 1993            $ 589,809  $2,667,067   $  259,670

Net income                                        127,326

Purchase of 2,740 shares of common
stock for treasury                                385,370

Sale of 1,134 shares of treasury
 stock                                 3,563                 (160,862)

Balance, August 31, 1994             593,372    2,794,393     484,178

Net income                                      1,048,016

Purchase of 1,756 shares of common
stock for treasury                                273,608

Sale of 1,474 shares of treasury
 stock                                15,948                 (213,730)

Balance, August 31, 1995            $609,320   $3,842,409    $544,056

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Statements of Cash Flows
Years Ended August 31, 1995 and 1994
                                                 1995           1994
                                              (Unaudited)    (Unaudited)
Cash Flows from Operating Activities
Net income                                    $1,048,016     $  127,326
Adjustments to reconcile net income to
 net cash provided by operating activities:
Depreciation                                     460,006        354,038
Amortization                                      15,455         11,591
Provision for doubtful accounts                   36,000         36,000
(Gain) on sale of property and equipment
and other asset                                   (8,070)        (1,300)
Deferred income taxes                             20,249        (21,960)
Change in assets and liabilities:
(Increase) decrease in:
Trade receivables                                276,873        146,181
Inventories                                     (529,706)       111,265
Prepaid expenses                                  (9,641)       (2,082)
Income taxes receivable                           83,123       (83,123)
Increase (decrease) in:
Accounts payable and accrued expenses            192,984       629,425
Income taxes payable                             468,147       (49,879)

Net cash provided by operating activities      2,053,436     1,257,482

Cash Flows from Investing Activities
Proceeds from sale of property and equipment
 and other assets                                 21,407         2,700
Purchase of property and equipment              (683,301)     (696,191)
Increase in cash surrender value of
 officers' life insurance                         (9,253)       (9,390)

Net cash (used in) investing activities         (671,147)     (702,881)

Cash Flows from Financing Activities
Outstanding checks in excess of bank balance          --      (334,617)
Principal payments on borrowings, including
capital lease obligations                      4,616,019    (4,167,722)
Proceeds from borrowings                       3,550,956     4,286,850
Purchase of common stock for the treasury       (273,608)     (385,370)
Proceeds from sale of treasury stock             229,678       164,425

Net cash  (used in) financing activities      (1,108,993)     (436,434)

Net increase in cash                          $   273,296   $  118,167

Cash:
Beginning                                         383,335      265,168

Ending                                        $   656,631   $  383,335

Fleischli Oil Company, Inc.
Statements of Cash Flows
Years Ended August 31, 1995 and 1994
(Continued)
                                               1995           1994
                                            (Unaudited)    (Unaudited)
Supplemental Disclosures of Cash Flow
 Information:
Cash payments for:
  Interest                                  $  181,937     $  157,898
  Income taxes                                  53,370        204,529

Supplemental Schedule of Noncash Investing
 and Financing Activities
 Capital lease obligation incurred
  for use of equipment                         349,565        310,613

See Notes to Financial Statements.

Fleischli Oil Company, Inc.
Notes to Financial Statements
Years Ended August 31, 1995 and 1994

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company's operations are principally in the distribution of petroleum products to entities operating in the construction and extractive industries in Wyoming, Colorado, Utah and Nevada.

A summary of the Company's significant accounting  policies follows:

Inventories: The inventories are stated at the lower of cost (last-in, first-out method) or market. The use of the last-in, first-out method of determining the cost of inventories, which was adopted for the year ended August 31, 1979, had the effect of decreasing the inventories by $205,513 and $661,233 at August 31, 1995 and 1994, respectively, and increasing and decreasing net income by $455,720 and $311,488 for the years ended August 31, 1995 and 1994, respectively, as compared to what they would have been under the first-in, first-out method.

Property and equipment: Property and equipment is stated at cost and depreciated over estimated service lives primarily by the straight-line method.

Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations.

The depreciation expense on assets being acquired under capital leases is included with the depreciation expense on owned assets.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

INVENTORIES

Reductions of inventory quantities in 1995 and 1994 resulted in a liquidation of LIFO inventory quantities carried at cost prevailing in prior years which were lower than current costs. The effect of these reductions was to increase net income by approximately $18,458 and $662,845 for the years ended August 31, 1995 and 1994, respectively.

NOTES PAYABLE

The Company has a $1,750,000 line of credit with a bank secured by inventory, accounts receivable, equipment, and the personal guarantees of the Company's major shareholders, bearing interest at New York Citibank prime (8.75% at August 31, 1995) plus .5%, maturing January 28, 1996. The available credit at

August 31, 1995 was $1,750,000. The line-of-credit advances are subject to borrowing base limitations as follows: accounts receivable - 75% with receivables greater than 60 days excluded, and inventory - 50%. See Note 5 for discussion of loan covenants.

At August 31, 1995, the Company has unsecured notes payable to a major stockholder in the amount of $200,000. The notes bear interest at New York Citibank (8.75% at August 31, 1995) plus .75% and are due on demand. Interest expense was $18,334 and $14,469 for the years ended August 31, 1995 and 1994, respectively.

CAPITAL LEASES

The Company leases seven units of mobile equipment from related parties that are being acquired under capital leases. The leases expire through June, 1999. The mobile equipment and the related liability under the capital leases were recorded at the present value of the future payments due under the leases, as determined using various interest rates ranging from 8.76% to 10.96%.

The following is a schedule by years of the future minimum lease payments due under the capital leases, together with the net present value of the minimum lease payments as of August 31, 1995.

Year ending August 31:
     1996                                  $  175,079
     1997                                     175,079
     1998                                     175,079
     1999                                     113,843

     Total minimum lease payments             639,080

     Less amount representing interest         92,693

     Net present value of minimum
      lease payments                       $  546,387

Interest expense applicable to the related party leases was $22,049 and $15,521 for the years ended August 31, 1995 and 1994, respectively.

LONG-TERM DEBT

Long-term debt at August 31, 1995 consists of the following:

Note payable to Bank, due in monthly installments of
$15,695 plus interest at the New York Citibank prime,
currently 8.5%, plus .75%, through January, 2000,
collateralized by inventory, accounts receivable,
equipment, and rolling stock                               $  679,338

Note payable to Bank, due in monthly installments of
$6,259, including interest at the Wall Street Journal
prime, currently 8.5%, plus .50%, through November, 2002,
collateralized by real estate and the personal guarantees
of the Company's major shareholders                           440,749

                                                            1,120,087

Less current maturities                                       168,092

Long-term portion                                          $  951,995

In connection with the bank notes payable (see Note 3) and long-term debt, the Company has agreed, among other things, to: (1) maintain a ratio of total liabilities to tangible net worth of less than 2.5 to 1; (2) maintain a ratio of current assets to current liabilities of 1.2 to 1; and (3) maintain a minimum global debt service coverage (as defined in the loan agreement) of 1.5 to 1.

Aggregate maturities required on long-term debt at August 31, 1995 are as follows:

Year ending August 31:    1996                 $   168,092
                          1997                     184,427
                          1998                     202,171
                          1999                     221,623
                          2000                     129,104
                          Later years              214,670

                                                $1,120,087

PROFIT-SHARING PLAN

The Company has a 401(k) Profit-Sharing Plan with eligibility requirements of 21 years of age and one year of service. The Plan provides for employee contributions not to exceed legal limitations, a discretionary employer matching contribution, and a discretionary profit-sharing contribution. The Company did not make any contributions to the Plan for the years ended August 31, 1995 and 1994.

LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

The Company has leased a commercial office building from a related party under an operating lease agreement expiring July 1, 2005, with the option to renew for an additional five years. The agreement requires the Company to pay all property taxes, repairs and maintenance, and insurance on the property. The Company has the option at any time during the lease term, including any subsequent extension of the lease, to purchase the property at the appraised value at the date the option is exercised, less twenty-five percent of the lease payments made from the inception of the lease.

The total minimum rental commitment at August 31, 1995 under the lease is due as follows:

     During the next five years                 $162,000
     During the remaining term of the lease      192,000

                                                $354,000

Additionally, the Company has leased various trucks and autos under operating leases which expire through December, 1996 and require various minimum monthly rentals. The total minimum rental commitment at August 31, 1995 under the agreements of $89,230, including $12,258 due to related parties, are due as follows:

Year ending August 31:
             1996                                 $ 76,826
             1997                                   12,404

                                                  $ 89,230

The Company also leases various equipment under separate, short-term lease agreements.

The total rental expense included in the income statements for the years ended August 31, 1995 and 1994 is $241,781 and $306,911, respectively, with $42,173 and $36,773 being with related parties.

STOCK REPURCHASE AGREEMENT

The Company and its non-401(k) plan stockholders have entered into stock repurchase agreements under which, upon the death of the stockholder or their desire to dispose of their stock, the Company must purchase the shares of its common stock owned by the stockholder. There are 24,100 outstanding shares subject to the agreement at August 31, 1995.

The per share repurchase price as determined by the formula contained in the agreement, utilizing the August 31, 1995 financial statements, is $240.

MAJOR CUSTOMER AND SUPPLIERS

Net sales for the years ended August 31, 1995 and 1994 included sales to a major customer totaling $24,181,187 and $23,552,908, respectively. Trade accounts receivable from this customer at August 31, 1995 and 1994 were $588,784 and $1,007,753, respectively.

Cost of goods sold for the year ended August 31, 1995 and 1994 included purchases from major suppliers of $49,025,482 and $36,750,342, respectively. Accounts payable for these suppliers at August 31, 1995 and 1994 were $1,760,982 and $1,462,748, respectively.

The Company has entered into a long-term fuel purchase and supply contract expiring December 31, 2004. The contract requires the Company to purchase an estimated 21,575,000 gallons of fuel per year from one of its major suppliers to be delivered to the Company's major customer (that the Company has been doing business with for the past nine years). The estimated contract value, based on the estimated quantities and unit rates as detailed in the contract, is $180,000,000.

ENVIRONMENTAL CLEAN-UP OBLIGATIONS

The Company is in the remediation process of subsurface contamination at one owned site. The Company has accrued and charged to expense, net of amounts recoverable from the prior owner of the site, the estimated remaining remediation costs.

The Company, along with approximately 56 other entities, has also been identified by the Environmental Protection Agency as a potentially responsible party in connection with the required clean-up of a non-owned refinery site.
A settlement agreement was signed during the year, which releases the Company from any further liability in this matter.

Due to the nature of the Company's business, it is always susceptible to environmental clean-up obligations. However, management is not presently aware of any unasserted environmental clean-up obligations that it considers likely of assertion and that, if asserted, would have a reasonable likelihood of having a material adverse impact on the Company.

INCOME TAX MATTERS

Net deferred tax assets (liabilities) consist of the following components as of August 31, 1995 and 1994:
                                                   1995          1994
Current deferred tax assets (liabilities):
Inventory lower of cost or market adjustments   $  10,242     $      --
Inventory uniform capitalization                   13,894          8,225
Allowance for bad debt                            114,297        101,424
Accrued vacation                                   24,284         21,584
Other assets (liabilities)                         45,065        (24,745)
Alternative minimum tax credit                         --         46,098

                                                  207,782        152,586
Noncurrent deferred tax liabilities:
Property and equipment depreciation              (174,306)       (98,861)

                                                $  33,476     $   53,725

OFF-BALANCE-SHEET RISK

The Company has an off-balance-sheet risk arising from the cash balance in a bank account. The cash balance exceeds the federally insured limit of $100,000 per account by approximately $757,000 at August 31, 1995.

                                SIGNATURES

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused Amendment No. 1 to this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    METEOR INDUSTRIES, INC.

                                   By:/s/  Dennis R. Staal
                                       Dennis R. Staal, Treasurer(Chief
                                       Financial and Accounting Officer)
Dated:  September 30, 1997